UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2002

INTEGRATED TELECOM EXPRESS, INC.
(Exact Name of Registrant as specified in charter)

Commission File Number 000-31259

Delaware (State or other jurisdiction of incorporation)	77-0403748 I.R.S. Employer Identification Number

400 Race Street San Jose, California (Address of principal executive offices)	95126 (Zip Code)

Registrant’s telephone number, including area code: (408) 792-0797

Item 3.    Bankruptcy or Receivership.

On October 8, 2002, the Company filed with the United States Bankruptcy Court for the District of Delaware a voluntary petition for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”). The Company’s chapter 11 bankruptcy case was assigned to the Honorable Peter J. Walsh and will be administered under Case Number 02-12945. The Company is continuing to operate its business and manage its property as a debtor in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

Attached as Exhibit 99.1 and incorporated herein is a press release containing announcements related to the above matter.

Item 7.    Financial Statements and Exhibits.

(c)	Exhibits.

99.1        Press release, dated October 8, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED TELECOM EXPRESS, INC.

Dated:	October 11, 2002	By:	/s/ JAMES REGEL
James Regel President and Chief Executive Officer

EXHIBIT INDEX

Exhibits.

99.1        Press release, dated October 8, 2002.